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                            IMPAX LABORATORIES, INC.

               EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION PLAN

                            Effective August 15, 2002

                       Restated Effective January 1, 2005

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                            IMPAX LABORATORIES, INC.

               EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION PLAN

                IMPAX LABORATORIES, INC. currently maintains the Impax Laboratories, Inc. 401(k) Plan, a tax qualified retirement plan which allows for the deferral of compensation for retirement purposes and which complies with
Section 401(k) of the Internal Revenue Code of 1986 ("Code");

                IMPAX LABORATORIES, INC. has established the Impax Laboratories, Inc. Executive Non-qualified Deferred Compensation Plan ("Plan"), a non-qualified deferred compensation plan for a limited group of executives which allows them to defer additional compensation and supplement retirement savings under the Impax Laboratories, Inc. 401(k) Plan;

                IMPAX LABORATORIES, INC. now intends to amend and restate the Plan to incorporate the requirements of Section 409A of the Internal Revenue Code of 1986 as amended by the American Jobs Creations Act of 2004; and

                NOW, THEREFORE, to effectuate its intentions, Impax Laboratories, Inc. hereby amends and restates the Impax Laboratories, Inc., Executive Non-qualified Deferred Compensation Plan effective as of the 1st day of January 2005.

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                            IMPAX LABORATORIES, INC.

               EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION PLAN

                                Table of Contents

ARTICLE I     DEFINITIONS......................................................1

ARTICLE II    PARTICIPATION IN THE PLAN........................................4

ARTICLE III   CONTRIBUTIONS....................................................5

ARTICLE IV    PARTICIPANT ACCOUNTS.............................................7

ARTICLE V     BENEFITS.........................................................8

ARTICLE VI    ADMINISTRATION..................................................10

ARTICLE VII   CLAIMS PROCEDURE................................................13

ARTICLE VIII  AMENDMENT AND TERMINATION.......................................15

ARTICLE IX    MISCELLANEOUS...................................................16

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                                    ARTICLE I

                                   DEFINITIONS

1.1 Account means a recordkeeping of the balance of Plan benefits attributable to a Participant.

1.2 Administrator means the individual or committee appointed to administer this Plan pursuant to Article VI. In the absence of such appointment, the Employer shall be the Administrator.

1.3 Base Pay means an Eligible Employee's annualized base compensation. For purposes of this definition, base compensation shall include amounts which are deferred under the Impax 401(k) Plan. With respect to an Eligible Consultant, Base Pay shall mean the base remuneration for services as prescribed in his/her consulting agreement.

1.4 Beneficiary means the person, persons, trust or other entity that a Participant designates to receive payments in the event of his/her death by a written revocable designation filed with the Administrator.

1.5 Board means the Board of Directors of Impax Laboratories, Inc., a Delaware Corporation.

1.6 Bonus means any cash remuneration paid to an Eligible Employee as a specific incentive award pursuant to any incentive plan or arrangement adopted by the Board, including any amount which would have been paid but for the Participant's election to make a contribution therefrom to this Plan or the Impax 401(k) Plan.

1.7 Change in Control means an objectively determined event which impacts the Employer for whom the Participant renders services and shall include:

        (a) a change in ownership in which a person, group or entity acquires more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Employer;

        (b) a change in effective control in which (1) a person, group or entity acquires (in a 12-month period) ownership of stock with 35% or more of the total voting power of the stock of the Employer or (2) a majority of the Employer's Board is replaced in a 12-month period by directors whose appointment or election was not endorsed by a majority of the Board before their appointment or election; or

        (c) a change in ownership of a substantial portion of the Employer's assets in which a person group or entity acquires 40% or more of the gross fair market value of the Employer's assets.

1.8 Code means the Internal Revenue Code of 1986, as amended, and the same as may be further amended from time to time.

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1.9     Deferral Agreement means a written agreement between a Participant and the Employer under which a Participant agrees to defer a portion of his/her Base Pay, Bonus and/or 401(k) Plan refunds.

1.10 Deferral Contribution means a Participant's elective contribution described in Article III.

1.11 Disability means an illness or injury which completely prevents a Participant from performing the Participant's occupation or which otherwise entitles the Participant to receive long-term disability benefits under a plan or program for such benefits sponsored by the Employer. Disability shall be determined in a uniform manner by the Administrator. The above notwithstanding, a Participant shall not be deemed to have a Disability unless he/she is expected to be separated from service for a period of at least twelve months as a direct result of such illness or injury and has no reasonable prospect of returning to service with the Employer.

1.12    Effective Date means August 15, 2002.

1.13 Eligible Consultant means any consultant to the Employer as designated by the Board.

1.14 Eligible Employee means any executive-level employee of the Employer, as designated by the Board.

1.15 Employer means Impax Laboratories, Inc., and any successor thereto, and any affiliated company which is a Participant of a controlled group of corporations within the meaning of Section 1563(a) of the Code with Impax Laboratories, Inc. and which adopts this Plan with consent of the Board.

1.16 Enrollment Period means the period from December 1st through December 31st occurring prior to the first day of a Plan Year.

1.17 Exempt Amounts means vested balance of a Participant's Account as of January 1, 2005 and earnings attributable to such amounts.

1.18 409A Amounts means that portion of a Participant's Account which vests on and after January 1, 2005 and earning attributable to such amounts.

1.19 Impax 401(k) Plan means the Impax Laboratories, Inc. 401(k) Plan, a tax-qualified retirement plan maintained pursuant to Section 401(k) of the Code.

1.20 Initial Enrollment Period shall mean the thirty (30) day period following an individual's designation as an Eligible Employee or Eligible Consultant.

1.21 Investment Fund(s) means the investment option(s) designated by the Employer from time to time which serve as a means to measure value increases or decreases with respect to a Participant's Accounts.

1.22 Participant means any Eligible Employee or Eligible Consultant who has elected to participate in the Plan pursuant to Article II.

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1.23    Plan means the Impax Laboratories Executive Non-qualified Deferred
        Compensation Plan.

1.24 Plan Year means the twelve (12) consecutive month period beginning on each January 1st and ending on the following December 31st. The Plan Year which begins on September 1, 2002 shall end on December 31, 2002.

1.25    Restatement Effective Date means January 1, 2005.

1.26 Retirement means any severance from service by a Participant for any reason other than death or Disability after: (a) attaining age 65; or
        (b) attaining age 55 provided that the Participant has five (5) Years of Service.

1.27 Specified Employee means any Participant who is (i) an officer of the Employer and (ii) receives annual compensation from the Employer of $130,000 or more. The term Specified Employee shall also include any other individual who satisfies the definition of Specified Employee under Code Section 409A.

1.28 Unforseeable Emergency shall mean severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.29 Year of Service means each period of twelve consecutive months beginning on the Employee's first day of employment and each anniversary thereof in which the Employee is an Eligible Employee.

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                                   ARTICLE II

                            PARTICIPATION IN THE PLAN

2.1 Commencement of Participation - Eligible Employer. Each Eligible Employee shall become eligible to participate in the Plan on the Effective Date provided that such Eligible Employee has satisfied the requirements of Section 2.3. Any individual who becomes an Eligible Employee after the Effective Date shall become a Participant as of the first day of any January, April, July or October immediately following his/her satisfaction of the requirements of Section 2.3.

2.2 Commencement of Participation - Eligible Consultant. Each Eligible Consultant shall become eligible to participate in the Plan during his/her Initial Enrollment Period. An Eligible Consultant shall be permitted to participate in the Plan only if the terms of his/her consulting agreement expressly provided for such participation and he/she satisfies the requirements of Section 2.3.

2.3 Procedure For and Effect of Admission. Each Eligible Employee or Eligible Consultant who desires to participate in this Plan shall complete such forms and provide such data as is reasonably required by the Employer during his/her Initial Enrollment Period or any subsequent Enrollment Period. By becoming a Participant, the Eligible Employee or Eligible Consultant shall be deemed to have consented to the provisions of this Plan and all amendments hereto.

2.4 Cessation of Partnership. A Participant shall cease to be an active Participant on the earlier of:

        (a)     the date on which the Plan terminates,

        (b)     the date on which he/she ceases to be an Eligible Employee, or

        (c)     the date on which he/she ceases to be an Eligible Consultant.

        A former active Participant will be considered a Participant for all purposes, except with respect to the right to make contributions, provided that he/she retains an Account.

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                                   ARTICLE III

                                  CONTRIBUTIONS

3.1 Deferral of Base Pay and Bonuses. Each Participant may authorize the Employer to reduce: (i) his/her Base Pay with respect to a Plan Year; and/or (ii) his/her Bonus with respect to a Plan Year; provided, however, that the total amount deferred under this Section will not exceed ten percent (10%) of a Participant's combined Base Pay and Bonus payable with respect to such Plan Year. The Participant must complete and file a Deferral Agreement with the Administrator during the Enrollment Period which precedes the Plan Year in which the Base Pay would have been be paid. With respect to any Bonus payable after January 1, 2005 and which is not subject to a Deferral Election as of January 1, 2005, the Participant must complete and file a Deferral Agreement with the Administrator on or before the sixth month prior to the last day of period over which the Bonus shall be determined. With respect to the Participant's Initial Enrollment Period, the Deferral Agreement shall apply to Base Pay and Bonus payable in the remainder of the Plan Year which contains the Initial Enrollment Period. A deferral shall be made from either Base Pay or Bonus as the Participant shall specify, however, to the extent the deferral is to be made from Bonus and if no Bonus, or an insufficient Bonus, is payable, the deferral shall be reduced. The Deferral Agreement shall state the amount to be deferred as a percentage of the Participant's Base Pay or Bonus.

3.2 Deferral of 401(k) Plan Refund. In addition to deferrals under Section 3.1, each Participant may authorize the Employer to credit his/her Account with any excess deferrals which are to be returned to the Participant from the Impax 401(k) Plan due to the application of Code
        Section 401(k)(3). A Participant must complete and file a Deferral Agreement with the Administrator during the Enrollment Period which proceeds the first day of the Plan Year of the 401(k) Plan with respect to which such excess deferrals relate. If a Participant elects to allocate excess deferrals to this Plan, such election shall apply to 100% of the Participant's excess deferral.

3.3     Rules Governing Deferral Contributions.

        (a) Each election to defer is irrevocable during the Plan Year or other period to which it applies.

        (b) The amount that a Participant elects to defer shall be credited to the Participant's Accounts as soon as practicable, but no later than 30 days following the date on which the Participant is paid the non-deferred portion of the compensation which is the source of the deferral. (In the case of a Participant electing to defer his/her Bonus and/or 401(k) Plan refund, the amount shall be credited to the Participant's Account no later than 30 days following the date on which the Bonus or 401(k) Plan refund would have been paid to the Participant had he/she not elected to defer such amount.)

3.4 Matching Contributions. The Employer shall make a contribution for each Participant which shall equal fifty percent (50%) of the Participant's Deferred Contribution made

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        from his/her Base Pay and Bonus; provided, however, that in no event shall the total Matching Contribution exceed five percent (5%) of the Participant's combined Base Pay and Bonus. The above notwithstanding, the Employer, by action of its Board, may reduce the level of matching contribution or eliminate the Matching Contribution at any time at its discretion.

3.5 Vesting. Benefits derived from Deferral Contributions are not subject to forfeiture for any reason. Except as provided below, benefits derived from Matching Contribution shall vest in accordance with the following schedule. The above notwithstanding benefit shall not be forfeited as a result of the Participant's separation from employment due to death, disability, termination of the Plan or Change in Control.

        Years of Service                                      Vesting Percentage
        ----------------                                      ------------------
        Less than 1..................................................   0%
        1 but less than 2............................................  20%
        2 but less than 3............................................  40%
        3 but less than 4............................................  60%
        4 but less than 5............................................  80%
        5 or more.................................................... 100%

        The above notwithstanding, benefit derived from Matching Contributions shall not be forfeited as a result of the Participant's separation from employment due to death, disability, termination of the Plan or Change in Control. In the event of any separation from employment, the Board may, at its discretion, waive this Section 3.5 and fully vest the Participant in his/her benefit attributable to Matching Contributions.

        A Participant who is an Eligible Consultant shall be 100% vested in the Matching Contribution allocated to his/her Account upon satisfaction of the terms of his/her consulting agreement. The Board may, at its discretion, waive this provision and fully vest such Eligible Consultant Participant in his/her benefit attributable to Matching Contributions.

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                                   ARTICLE IV

                              PARTICIPANT ACCOUNTS

4.1 Establishment of Accounts. A separate notational Account shall be established with respect to each Participant:

4.2 Directed Adjustment of Certain Accounts. A Participant may direct by written instruction delivered to the Administrator that his/her Accounts be valued as if they were invested in one or more of the Investment Funds below. Participants may change their selection of Investment Funds from time to time in accordance with the procedure prescribed by the Plan Administrator. Any such change, which must be submitted to the Plan Administrator in writing, will become effective as soon as administratively practicable.

        The portion of a Participant's Account valued by reference to the Investment Funds shall be valued daily based upon the performance of the Investment Fund(s) selected by the Participant. Participant's may select from among the Investment Funds set forth in Exhibit A. Such valuation shall reflect the net asset value expressed per share of the designated Investment Fund(s). The fair market value of an Investment Fund shall be determined by the Plan Administrator. A valuation summary shall be prepared no less than quarterly. A Participant shall submit his investment selection to the Plan Administrator in writing. If any Participant fails to file a designation he shall be deemed to have designated the Alliance Money Market fund.

4.3 Election Limitation. The Plan Administrator may establish uniform rules limiting a Participant's eligibility to allocate contributions to an Account based on health, income or such other factors the Administrator deems appropriate.

4.4 Investment Obligation of the Employer. Benefits are payable as they become due irrespective of any actual investments the Employer may make to meet its obligations. Neither the Employer nor any trustee (in the event the Employer elects to use a grantor trust to accumulate funds) shall be obligated to purchase or maintain any asset, and any reference to investments or Investment Funds is solely for the purpose of computing the value of benefits. To the extent a Participant or any person acquires a right to receive payments from the Employer under this Plan, such right shall be no greater than the right of any unsecured creditor of the Employer. Neither this Plan, nor any action taken pursuant to the terms of this Plan, shall be considered to create a fiduciary relationship between the Employer and the Plan Participants or any other persons, or to establish a trust in which the assets are beyond the claims of any unsecured creditor of the Employer. Notwithstanding the foregoing, a Participant may not make contributions to this Plan during any period for which contributions must be suspended in accordance with regulation section 1.401(k)-1(d)(2)(iii)(B)(3) of the Code, as a condition of the Participant's receipt of a hardship withdrawal from any plan of the Employer which includes a qualified cash or deferred arrangement pursuant to Section 401(k) of the Code.

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                                    ARTICLE V

                                    BENEFITS

5.1     Retirement Benefits.

        (a) If a Participant terminates employment, or an Eligible Consultant ceases to render service to the Employer, for any reason, including death, the Employer shall pay him/her a benefit in the form determined under Subsection (b), equal to the value of the vested balance credited to his/her Account. If the Participant is deceased, the balance of his/her Account shall be paid to his/her Beneficiary(ies).

        (b)     Form of Payment:

                (1) If the Participant's termination of employment occurs due to Retirement, payment of the Retirement Benefit shall begin within 90 days of Retirement in the form of monthly installments payable over a fixed period of five
                        (5), ten (10) or fifteen (15) years as selected by the Participant pursuant to Subsection (c). The above notwithstanding, in the case of a Participant who is a Specified Employee, the Retirement Benefit shall be paid no earlier than the sixth month following such Participant's Retirement.

                (2) If the Participant's termination of employment occurs due to Disability, the Retirement Benefit described in Subsection (a) shall be paid in monthly installments commencing as of the first day of the first month following the Participant's termination of employment, and continuing for a fixed period of five (5), ten (10) or fifteen (15) years as selected by the Participant pursuant to Subsection (c).

                (3) If the Participant's termination of employment occurs due for any reason other than Retirement or Disability, the portion of his/her Account which consists of Exempt Amounts shall be paid in the form of a single sum within ninety (90) day of the Participant's attainment of Age 65 unless the Participant elects to change the form and commencement date of such payment in the manner described in (c) below. The portion of his/her Account which consists of 409A Amounts shall be paid in the form of a single sum within (90) days of the Participant's separation from service unless such Participant is a Specified Employee. In such case, the portion which consists of 409A amounts shall be paid no earlier than the sixth month following such Participant's separation from service.

                (4) Notwithstanding any provision to the contrary, if the Participant's Retirement Account has a value that is less than $10,000 at the time the Retirement Benefit is to commence, the Participant's Retirement Benefit may, at the discretion of the Administrator, be paid in the form of a single

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                        sum as soon as administratively feasible following the
                        Participant's termination.

        (c) A Participant shall select the form and commencement date in which Retirement Benefits shall be paid prior to the initial allocation to his/her Account. Upon mutual agreement between the Participant and the Administrator, the Participant may change his/her initial selection of form of distribution provided that
                (i) such election is made at least one year prior to the Participant's Retirement, (ii) such election does not have the effect of accelerating any such payment; and (iii) if such election delays the commencement date of any payment, such delayed commencement date is at least five years after the original commencement date. The above notwithstanding, with respect to Exempt Amounts, upon mutual agreement between the Participant and the Administrator, the Participant may change his/her initial selection of the form of distribution. With respect to such Exempt Amounts, any such changes shall not be limited to the forms specified in Subsection (b) and may include a single sum.

5.2 Tax Withholding. The Employer shall withhold or cause to be withheld all appropriate taxes, to the extent that a withholding obligation exists, with respect to Deferral Contributions and/or benefit payments under this Plan.

5.3 Loan Offset. Upon termination from employment by a Participant, the Employer shall deduct any amount then owed by such Participant to the Employer from such Participant's Account. The Participant shall be responsible for any taxation resulting from the satisfaction of such Participant's debt with his/her Plan Account.

5.4 Unforseeable Emergency. A Participant may request a distribution of his/her Account prior to termination of employment if such distribution is needed to alleviate an Unforseeable Emergency. The determination of whether a Participant qualifies for an Unforseeable Emergency distribution shall be subject to the rules of Code Section 409A and regulation thereunder.

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                                   ARTICLE VI

                                 ADMINISTRATION

6.1 Appointment of Administrator. The Compensation Committee of the Board shall serve as Administrator. The Administrator (or any member of the committee) may be removed by the Employer at any time; and any individual may resign at any time by submitting his/her resignation in writing to the Employer. A new Administrator (or committee member) shall be appointed as soon as practicable in the event of a removal or resignation. Any person so appointed shall signify his/her acceptance by filing a written acceptance with the Employer.

6.2 Administrator's Responsibilities. The Administrator is responsible for the day to day administration of the Plan. The Administrator may appoint other persons or entities to perform certain of its functions. Such appointment shall be made and accepted by the appointee in writing and shall be effective upon the written approval of the Employer. The Administrator and any such appointee may employ advisors and other persons necessary or convenient to help him/her carry out his/her duties. The Administrator shall have the right to remove any such appointee from his/her position. Any person, group of persons or entity may serve in more than one capacity.

6.3 Records and Accounts. The Administrator shall keep all individual and group records relating to Participants and Beneficiaries, and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Employer and to each Participant and Beneficiary for examination during business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and those records and documents relating to all Participants generally. The Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder.

6.4 Administrator's Specific Powers and Duties. In addition to any powers, rights and duties set forth elsewhere in the Plan, the Administrator shall have the following powers and duties:

        (a) to adopt such rules and regulations consistent with the provisions of the Plan;

        (b) to enforce the Plan in accordance with its terms and any rules and regulations it establishes;

        (c) to maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

        (d) to construe and interpret the Plan and to resolve all questions arising under the Plan;

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        (e)     to direct the Employer to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

        (f) to be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law; and

        (g)     to engage assistants and professional advisors.

6.5 Delegation. The Administrator may, by written majority decision, delegate to each or any one of its number, or to its Secretary, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the Participants of the committee, even though he/she alone may sign any document required by third parties.

6.6 Construction of the Plan. The Administrator shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Administrator shall have the sole and absolute discretion to interpret the Plan and shall resolve all questions arising in the administration, interpretation and application of the Plan. It shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of, or against, any person and so as to treat all persons in similar circumstances uniformly. The Administrator shall correct any defect, reconcile any inconsistency, or supply any omission with respect to this Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final and binding upon the parties.

6.7 Employer's Responsibility to Administrator. The Employer shall furnish the Administrator such data and information as it may require. The records of the Employer shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, Years of Service, personal data, and compensation reductions. Participants and their Beneficiaries shall furnish to the Administrator such evidence, data, or information, and execute such documents, as the Administrator requests.

6.8 Engagement of Assistants and Advisers; Plan Expenses. The Administrator shall have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to:

        (a)     investment managers and/or advisers;

        (b)     accountants;

        (c)     actuaries;

        (d)     attorneys;

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        (e)     consultants;

        (f)     clerical and office personnel; and

        (g)     medical practitioners.

        The expenses incurred in connection with the operation of the Plan and/or any trust relating to this Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be charged in a reasonable manner against amounts credited to each Participant's Account at the direction of the Administrator. The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Participants' Accounts from the obligation of bearing such expenses. Payment of any such expenses by the Employer on any occasion shall not bind the Employer to thereafter pay any similar expenses.

6.9 Liability. Neither the Administrator nor the Employer shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to its own fraud or willful misconduct; nor shall the Employer be liable to any person for such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Employer.

6.10 Indemnity of Administrator. The Employer shall indemnify the Administrator or any individual who is a delegate against any and all claims, loss, damage, expense or liability arising from any action or failure to act, except when due to gross negligence or willful misconduct.

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                                   ARTICLE VII

                                CLAIMS PROCEDURE

7.1 Claim. If a Participant or Beneficiary is denied all or a portion of an expected Plan benefit for any reason, he/she must file a written notification of his/her claim with the Administrator. The Administrator shall notify the Participant or Beneficiary within sixty (60) days of allowance or denial of the claim. If the Administrator fails to notify the claimant of his/her decision to grant or deny the claim within sixty
        (60) days, such claim shall be deemed to have been denied; and the review procedure described in Section 7.2 shall become available to the claimant.

        The notice provided by the Administrator under this Section shall be in writing, sent by mail to the Participant's last known address and, if a denial, must contain the following information:

        (a)     the specific reasons for the denial;

        (b) the specific reference to the pertinent Plan provision on which the denial is based;

        (c) if applicable, a description of any additional information or material necessary to perfect the claim, and an explanation of why such information or material is necessary; and

        (d) an explanation of the claims review procedure and the time limitations of the review procedure applicable thereto.

7.2 Review Procedure. A Participant or Beneficiary is entitled to request a review of any denial of his/her claim by the Named Appeals Fiduciary. The request for review must be submitted in writing within sixty (60) days of mailing of the notice of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Participant or Beneficiary or his/her representative shall be entitled to review all pertinent documents and to submit issues and comments in writing. The Named Appeals Fiduciary shall provide a full and fair review of the claim and render the final decision.

7.3 Final Decision. Within sixty (60) days of mailing of a request for review, the Named Appeals Fiduciary shall allow or deny the claim, unless special circumstances require an extension (such as for a hearing); provided, however, that in no event shall the decision be delayed beyond one hundred twenty (120) days after receipt of the request for review. The decision shall be communicated in writing to the Participant or Beneficiary. The decision shall recite the facts and reasons for denial, with specific reference to the pertinent Plan provisions.

7.4 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named as such by the Board, or, if no such person or persons be named, then the person or persons named by the Administrator as the Named Appeals

        Fiduciary. The Named Appeals Fiduciary may at any time be removed by the Board, and any Named Appeals Fiduciary named by the Administrator may be removed by the Administrator. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

8.1 Plan Amendment. The Plan may be amended in whole or in part by the Board at any time; provided, that (i) no amendment shall deprive a Participant or Beneficiary of any benefit to which he/she is entitled under this Plan with respect to Deferral Contributions or Matching Contributions made prior to such amendment; and (ii) no amendment shall decrease a Participant's vested interest in his/her Account. Each amendment shall be approved by the Board by resolution.

8.2 No Premature Distribution. Subject to Article 8.3, no amendment hereto shall permit amounts accumulated prior to the amendment to be paid to a Participant or Beneficiary prior to the time he/she would otherwise be entitled thereto.

8.3 Termination of the Plan. The Employer reserves the right to terminate the Plan and/or the Deferral Agreement pertaining to any Participant at any time prior to the commencement of benefits. Such termination shall be approved by the Board by resolution; or, in the case of a termination by an entity which is included in the term Employer, by the board of directors of such terminating entity. In the event of any such termination, the Employer shall pay a benefit to the Participant or the Beneficiary of any deceased Participant, in lieu of other benefits hereunder, equal to the value of the Participant's Accounts. Termination, in whole or in part, of the Plan by an entity which is included in the term Employer shall have no effect on the continued operation of the Plan with respect to other entities constituting Employer.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1 Supplemental Benefits. The benefits provided for the Participants under this Plan are in addition to benefits provided by any other plan or program of the Employer and, except as otherwise expressly provided herein, the benefits of this Plan shall supplement and shall not supersede any plan or agreement between the Employer and any Participant or any provisions contained herein.

9.2 Investment Obligation of the Employer. Benefits are payable as they become due regardless of any actual investments the Employer may make to meet its obligations under this Plan. Neither the Employer nor any trustee (in the event the Employer elects to use a grantor trust to accumulate funds) shall be obligated to purchase or maintain any asset, and any reference to investments or Investment Funds is solely for the purpose of computing the value of Accounts. To the extent a Participant or any person acquires a right to receive payments from the Employer under this Plan, such right shall be no greater than the right of any unsecured creditor of the Employer. Neither this Plan nor any action taken pursuant to the terms of this Plan shall be considered to create a fiduciary relationship between the Employer and the Participants or any other persons, or to establish a trust in which the assets are beyond the claims of any unsecured creditor of the Employer.

9.3 Governing Law. The Plan shall be governed and construed under the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law which shall otherwise control. The Employer intends that this Plan and benefits thereunder qualify for the deferral of Federal taxation pursuant to Code Section 409A. Any provision inconsistent with Code Section 409A shall be severed and the balance of this Plan shall remain in effect.

9.4 No Assignment Permitted. Except as otherwise provided in Section 5, no Participant, Beneficiary or heir shall have any right to commute, sell, transfer, encumber, hypothecate, assign or otherwise convey the right to receive any payment under the terms of this Plan. Any such attempted assignment shall be considered null and void.

9.5 Binding Terms. The terms of this Plan shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators and successors.

9.6 Spendthrift Provision. The interest of any Participant or any beneficiary receiving payments hereunder shall not be subject to anticipation, nor to voluntary or involuntary alienation, until distribution is actually made.

9.7 Headings. All headings preceding the text of the several Sections hereof are inserted solely for reference and shall not constitute a part of this Plan, nor affect its meaning, construction or effect.

                IN WITNESS WHEREOF, and as evidence of its adoption of this Plan, the Employer has caused the same to be executed this _____________ day of ______________________, 2005.


ATTEST                                      IMPAX LABORATORIES, INC.


----------------------------------          ------------------------------------

                                    EXHIBIT I

                             Investment Fund Options

        Alliance Money Market
        Alliance Inter. Gov't Securities
        Alliance Quality Bond
        Alliance High Yield
        T. Rowe Price Equity Income
        EQ/Putnam Growth & Income
        Alliance Growth & Income
        Alliance Equity Index
        Alliance Technology
        Mercury Basic Value Equity
        Alliance Common Stock
        MFS Research
        MFS Growth with Income
        EQ/Alliance Premier Growth
        Capital Guardian Research
        Capital Guardian U.S. Equity
        Alliance Global
        Alliance International
        T. Rowe Price Int'l Stock
        Morgan Stanley Emerging Mkts. Eq.
        EQ/Aggressive Stock
        EQ/Evergreen
        FI Small/Mid Cap Value
        Alliance Small Cap Growth
        MFS Emerging Growth Companies
        Alliance Conservative Investors
        EQ/Putnam Balanced
        EQ/Evergreen Foundation
        EQ/Balanced
        Alliance Growth Investors
        Mercury World Strategy
        EQ/AXP New Dimensions
        EQ/AXP Strategy Aggressive
        FI Mid-Cap
        EQ/Janus Large-Cap Growth